Exhibit 10.10

SHARE EXCHANGE AGREEMENT

by and among

DRAFTKINGS INC.

and

DEAC NV Merger Corp.

and

JASON ROBINS

Dated as of April 23, 2020

THIS SHARE EXCHANGE AGREEMENT (this “Agreement”), dated as of April 23, 2020, is entered into by and among DraftKings Inc., a Delaware corporation (“DraftKings”), Jason Robins (the “CEO”) and DEAC NV Merger Corp., a Nevada corporation (“Newco”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the BCA (as defined below). Following the NV Merger, Newco as the surviving entity will change its name to DraftKings Inc.

RECITALS

WHEREAS, DraftKings, SBTech (Global) Limited, a company limited by shares, incorporated in Gibraltar and continued as a company under the Isle of Man Companies Act 2006, with registration number 014119V (“SBT”), the SBT shareholders, Shalom Meckenzie, in his capacity as the SBT Sellers’ Representative, Diamond Eagle Acquisition Corp., a Delaware corporation (“DEAC”), Newco, a wholly-owned Subsidiary of DEAC, and DEAC Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of DEAC (“Merger Sub”) entered into a Business Combination Agreement, dated as of December 22, 2019, as amended by Amendment No. 1 thereto, dated as of April 7, 2020 (the “BCA”), pursuant to which (i) DEAC will change its jurisdiction of incorporation to Nevada by merging with and into Newco, with Newco surviving the merger and changing its name to DraftKings Inc., (ii) following the reincorporation, Merger Sub will merge with and into DraftKings, with DraftKings surviving the merger (the “DK Merger”) and (iii) immediately following the DK Merger, Newco will acquire all of the issued and outstanding share capital of SBT, such that upon consummation of the foregoing transactions (the “Transactions”), DraftKings and SBT will be wholly-owned subsidiaries of Newco.

WHEREAS, pursuant to the BCA, DraftKings is required to (i) effect the DK Preferred Stock Conversion as of immediately prior to the DK Merger Effective Time and (ii) immediately following the DK Preferred Stock Conversion and immediately prior to the DK Merger Effective Time, amend and restate the DK Charter to implement the Dual Class Structure as set forth in Article IV of the Amended and Restated New DK Charter (such amended and restated DK Charter, the “A&R DK Charter”), and in connection therewith, all shares of common stock of DraftKings, par value $0.001 per share (“DK Common Stock”), will convert into the right to receive (i) in the case of all stockholders of DraftKings (including the CEO), the same number of shares of Class A common stock, par value $0.001 per share, of DraftKings (“DK Class A Common Stock”), and (ii) in the case of the CEO, pursuant to the Share Exchange (as defined below) such additional number of shares of Class B common stock, par value $0.001 per share, of DraftKings (“DK Class B Common Stock”) such that as of immediately following the completion of the Transactions, the CEO shall have ninety percent (90%) of the voting power of the capital stock of Newco on a fully-diluted basis at such time.

WHEREAS, in accordance with the BCA, immediately following the adoption of the A&R DK Charter and immediately prior to the DK Merger Effective Time, DraftKings shall issue to the CEO (i) 1,659,078 shares of DK Class A Common Stock (the “CEO Class A Shares”, which, for the avoidance of doubt, do not include any shares of DK Class A Common Stock to which the CEO may be entitled to as a result of the vesting of any DraftKings options, restricted stock units or warrants) and (ii) 393,013,951 shares of DK Class B Common Stock (the “CEO Class B Shares”, and together with the CEO Class A Shares, the “Shares”), in exchange for 1,659,078 shares of DK Common Stock held by the CEO (the “Old DK Shares”), on the terms and subject to the conditions set forth herein (the “Share Exchange”).

WHEREAS, in accordance with the BCA, pursuant to the DK Merger, the CEO Class A Shares will be converted into the right to receive shares of New DK Class A Common Stock, and the CEO Class B Shares will be converted into the right to receive shares of New DK Class B Common Stock (and together with the exchange of such Shares in accordance with the DK Merger, the “Merger Share Exchange”).

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereby agree as follows:

ARTICLE I

the share exchange

Section 1.1            Share Exchange. Upon the terms and subject to the conditions of this Agreement, at the Share Exchange Closing (as defined below), DraftKings agrees to issue the Shares to the CEO, and in exchange therefor, the CEO shall deliver to DraftKings the certificates representing the Old DK Shares.

Section 1.2            Share Exchange Closing.

(a)       DraftKings will deliver to the CEO evidence of the issuance of the Shares registered in the name of the CEO, and the CEO will deliver to DraftKings the certificates representing the Old DK Shares. Subject to the satisfaction of the conditions set forth in Article V, such deliveries shall occur on the Closing Date (the “Share Exchange Closing”). For the avoidance of doubt, the Share Exchange Closing shall occur immediately following the adoption of the A&R DK Charter and immediately prior to the DK Merger Effective Time on the Closing Date.

(b)       The documents to be delivered at the Share Exchange Closing by or on behalf of the parties hereto pursuant to this Article I shall be delivered by electronic transfer of documents (including any stock certificates) and signature pages to avoid the necessity of a physical Share Exchange Closing.

Section 1.3            Share Exchange and Merger Share Exchange Tax Reporting. Newco and DraftKings each agree to treat and report for applicable income tax purposes (i) the Share Exchange with respect to the CEO Class A Shares as a tax-free “reorganization” within the meaning of Section 368(a)(1)(E) of the Code (and corresponding provisions of applicable state and local law), and (ii) the Merger Share Exchange as a tax-free “reorganization” within the meaning of Section 368(a)(1)(A) of the Code (and corresponding provisions of applicable state and local law). Neither Newco nor DraftKings shall report any income to or with respect to the CEO in respect of the Share Exchange or the issuance of the CEO Class B Shares or the New DK Class B Common Stock for tax purposes. None of Newco, DraftKings or the CEO shall take any position inconsistent with the foregoing two sentences, including on any financial statement, tax return or in any administrative or judicial action or proceeding, unless otherwise required pursuant to a determination as defined in Section 1313 of the Code. The parties hereto adopt this Agreement as a “plan of reorganization” within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations. The CEO shall not make an election pursuant to Section 83(b) of the Code with respect to the CEO Class B Shares or the New DK Class B Common Stock.

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Section 1.4            Indemnification for Taxes. Newco and DraftKings shall jointly and severally indemnify and hold harmless the CEO, on an after-tax basis and determined on a with or without basis, from and against any federal, state and local taxes resulting from the Share Exchange itself with respect to, or as a result of, the receipt of the CEO Class B Shares or any income recognized by the CEO with respect to the CEO Class B Shares received by the CEO in connection with the Share Exchange or the New DK Class B Common Stock received by the CEO in exchange for the CEO Class B Shares (including interest and penalties, and costs and expenses incurred in connection with any audit, examination, inquiry or other action or proceeding with respect to the foregoing (including the documented fees and disbursements of the CEO’s counsel related thereto)). Without limiting the foregoing, such taxes shall include income, net investment, withholding, payroll, employment, social security, and unemployment taxes. Any indemnity payable by Newco and DraftKings pursuant to this Section 1.4 shall not take into account as a reduction of the indemnity payment any tax basis or other tax attribute created by the income that produced the tax, and shall be paid within 5 days of the CEO's written request, and such request may be made as the CEO incurs the indemnification costs and expenses or as the CEO becomes liable for the tax (or interest and penalties). This Section 1.4 will provide the exclusive remedy against Newco and DraftKings for any breach of any representation, warranty, covenant or other claims arising out of or relating to Section 1.3 and Section 1.4 of this Agreement.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF DRAFTKINGS

DraftKings represents and warrants to the CEO and Newco as of the date hereof that:

Section 2.1            Existence and Power. DraftKings is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. DraftKings has the requisite corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary.

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Section 2.2            Authorization. The execution, delivery and performance of this Agreement has been duly authorized by all necessary action on the part of DraftKings, and this Agreement is a valid and binding obligation of DraftKings, enforceable against it in accordance with its terms.

Section 2.3            . Approvals. The transactions contemplated by this Agreement, including without limitation the issuance of the Shares and the compliance with the terms of this Agreement, have been duly and validly authorized by all necessary corporate consent and authorizations on the part of DraftKings, and no other corporate actions on the part of DraftKings are necessary to authorize the execution and delivery by DraftKings of this Agreement.

Section 2.4            Valid Issuance. Upon their issuance, the Shares will have been duly authorized by all necessary corporate action and will be validly issued, fully paid and non-assessable, will not subject the holders thereof to personal liability and will not be subject to any preemptive or similar rights. The voting rights provided for in the terms of the Shares are validly authorized and shall not be subject to restriction or limitation in any respect.

Section 2.5            Non-Contravention. The execution, delivery and performance of this Agreement, and the consummation by DraftKings of the transactions contemplated hereby, will not (i) violate or result in a breach of any provision of law to which DraftKings is subject; (ii) conflict with, violate or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both would constitute a default) under, any provision of the A&R DK Charter or the bylaws of DraftKings; or (iii) violate or result in a violation of, conflict with or constitute or result in a default (whether after the giving of notice, lapse of time or both) under, accelerate any obligation under, or give rise to a right of termination of, the BCA.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE CEO

The CEO represents and warrants to DraftKings and Newco as of the date hereof that:

Section 3.1            Authorization. The CEO has all requisite power and authority to enter into, deliver and perform its obligations under this Agreement. The execution, delivery and performance of this Agreement has been duly authorized by all necessary action on the part of the CEO, and this Agreement is a valid and binding obligation of the CEO, enforceable against the CEO in accordance with its terms.

Section 3.2            Non-Contravention.Section 3.3

Section 3.4 Section 3.5The execution, delivery and performance of this Agreement, and the consummation by the CEO of the transactions contemplated hereby, will not (i) violate or result in a breach of any provision of law to which the CEO is subject; (ii) violate or result in a violation of, conflict with or constitute or result in a default (whether after the giving of notice, lapse of time or both) under, accelerate any obligation under, or give rise to a right of termination of, any contract, permit, license, authorization, agreement or any other instrument to which the CEO is a party or by which the CEO is bound; or (iii) result in the creation or imposition of any liens on any of the Old DK Shares.

Section 3.3            Title to InterestsSection 3.4. The CEO is the sole beneficial owner of the Old DK Shares and has good title to the Old DK Shares, free and clear of any liens, other than restrictions under applicable securities laws or as set forth under the A&R DK Charter. The CEO is not a party to any option, warrant, purchase right or other contract or commitment that could require the CEO to sell, transfer, or otherwise dispose of any Old DK Shares (other than this Agreement and the BCA).

Section 3.4            . Acquisition for Own Account. The CEO is acquiring the Shares for his own account and not with a view to the distribution thereof in violation of the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder (the “Securities Act”).

Section 3.5            No Registration.(a) The CEO understands that (i) the Shares have not been registered under the Securities Act or any state securities laws, and are being issued in a transaction exempt from the registration requirements thereof and (ii) the Shares may not be sold unless such disposition is registered under the Securities Act and applicable state securities laws or is exempt from registration thereunder.

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ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF NewCo

Newco represents and warrants to DraftKings and the CEO as of the date hereof that:

Section 4.1            Existence and Power. Newco is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada. Newco has the requisite corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary.

Section 4.2            Authorization. The execution, delivery and performance of this Agreement has been duly authorized by all necessary action on the part of Newco, and this Agreement is a valid and binding obligation of Newco, enforceable against it in accordance with its terms.

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Section 4.3.            Approvals. The transactions contemplated by this Agreement, and the compliance with the terms of this Agreement, have been duly and validly authorized by all necessary corporate consent and authorizations on the part of Newco, and no other corporate actions on the part of Newco are necessary to authorize the execution and delivery by Newco of this Agreement.

Section 4.4            Valid Issuance. Upon their issuance, the shares of New DK Class A Common Stock and New DK Class B Common Stock issued to the CEO in respect of the Shares in the Merger Share Exchange will have been duly authorized by all necessary corporate action and will be validly issued, fully paid and non-assessable, will not subject the holders thereof to personal liability and will not be subject to any preemptive or similar rights. The voting rights provided for in the terms of such shares of New DK Class A Common Stock and New DK Class B Common Stock shall be validly authorized and shall not be subject to restriction or limitation in any respect.

Section 4.5            Non-Contravention. The execution, delivery and performance of this Agreement, and the consummation by Newco of the transactions contemplated hereby, will not (i) violate or result in a breach of any provision of law to which Newco is subject; (ii) conflict with, violate or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both would constitute a default) under, any provision of the articles of incorporation or bylaws of Newco; or (iii) violate or result in a violation of, conflict with or constitute or result in a default (whether after the giving of notice, lapse of time or both) under, accelerate any obligation under, or give rise to a right of termination of, the BCA.

ARTICLE V

CONDITIONS TO SHARE EXCHANGE CLOSING

Section 5.1            Conditions to Each Party’s Obligation To Effect the Share Exchange. The respective obligations of the parties hereunder to effect the Share Exchange shall be subject to the following conditions:

(a)   No Injunctions or Restraints; Illegality. No order, injunction or decree issued by any court or agency of competent jurisdiction or other law preventing or making illegal the consummation of the Share Exchange shall be in effect.

(b)   Satisfaction of BCA Closing Conditions. The conditions set forth in Article XI of the BCA shall have been satisfied or irrevocably waived in accordance with the terms and conditions thereunder (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions), and the parties to the BCA shall stand ready, willing and able to complete the Transactions.

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ARTICLE VI

MISCELLANEOUS

Section 6.1            Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed given, delivered and/or provided (a) when delivered personally, (b) when sent by facsimile (which is confirmed by a printed confirmation produced by the sending machine) or (c) when delivered when dispatched for overnight delivery by Federal Express or a similar courier, in either case, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a)   if to DraftKings, to:

DraftKings Inc.

222 Berkeley St

Boston, MA 02116

Attention: Stanton Dodge

with a copy to:

Sullivan & Cromwell LLP

125 Broad Street

New York, NY 10004

Attention: Scott D. Miller

Fax: (212) 291-9101

(b)   if to the CEO, to:

Jason Robins

c/o DraftKings Inc.

222 Berkeley St

Boston, MA 02116

with a copy to:

Orrick, Herrington & Sutcliffe, LLP

1000 Marsh Road

Menlo Park, CA 94025

Attention: Bill Hughes; Christine McCarthy

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(c)   if to Newco, to:

DEAC NV Merger Corp.

2121 Avenue of the Stars, Suite 2300

Los Angeles, CA 90067

Attention: Eli Baker

with a copy to (which shall not constitute a notice):

Winston & Strawn LLP

333 South Grand Avenue, 38th Floor

Los Angeles, CA 90071

Attention: Joel L. Rubinstein

Fax: (212) 294-4700

Section 6.2            Further Assurances. Each party hereto shall do and perform or cause to be done and performed all further acts and shall execute and deliver all other agreements, certificates, instruments and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

Section 6.3            Amendments and Waivers. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is duly executed and delivered by DraftKings, Newco and the CEO. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 6.4            Fees and Expenses. Each party hereto shall pay all of its own fees and expenses (including attorneys’ fees) incurred in connection with this Agreement and the transactions contemplated hereby.

Section 6.5            Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that neither party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other party hereto, such consent not to be unreasonably withheld or delayed.

Section 6.6            Governing Law. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Nevada, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. The parties hereto agree that any suit, action or proceeding brought by either party to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the Clark County Business Court, or if such court lacks jurisdiction, any other federal or state court located in the State of Nevada. Each of the parties hereto submits to the jurisdiction of any such court in any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of, or in connection with, this Agreement or the transactions contemplated hereby and hereby irrevocably waives the benefit of jurisdiction derived from present or future domicile or otherwise in such action or proceeding. Each party hereto irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

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Section 6.7            Waiver Of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED AND UNDERSTANDS THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.7.

Section 6.8            Entire Agreement. This Agreement and the BCA constitute the entire agreement between the parties with respect to the subject matter of this Agreement (i.e., the Share Exchange), and this Agreement and the BCA supersede all prior agreements and understandings, both oral and written, between the parties and/or their affiliates with respect to the subject matter of this Agreement (i.e., the Share Exchange).

Section 6.9            Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be enforced to the maximum extent permissible and the balance of this Agreement shall be enforced in accordance with its terms.

Section 6.10        Counterparts; Third Party Beneficiaries. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures were upon the same instrument. No provision of this Agreement shall confer upon any person other than the parties hereto any rights or remedies hereunder.

Section 6.11        Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties shall be entitled to specific performance of the terms hereof, this being in addition to any other remedies to which they are entitled at law or equity.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

DRAFTKINGS INC., a Delaware corporation

By:	/s/ R. Stanton Dodge
Name: R. Stanton Dodge Title: Chief Legal Officer

JASON ROBINS

By:	/s/ Jason Robins

DEAC NV MERGER CORP., a Nevada corporation

By:	/s/ Eli Baker
Name: Eli Baker Title: President and Secretary

[Share Exchange Agreement Signature Page]